SECOND AMENDMENT TO THE

CUSTODY AGREEMENT

THIS SECOND AMENDMENT dated as of the last date on the signature block, to the Custody Agreement dated as of January 28, 2020, as amended (the "Agreement") is entered into by and between MUTUAL FUND AND VARIABLE INSURANCE TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

RECITALS

WHEREAS, the parties desire to amend Exhibit B of the Agreement to update the funds list to add the Rational Inflation Growth Fund; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B to the Agreement is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

MUTUAL FUND AND VARIABLE                   U.S. BANK NATIONAL ASSOCIATION

INSURANCE TRUST

By: /s/ Michael Schoonover                                      By: /s/ Anita Zagrodnik

Name: Michael Schoonover                                     Name: Anita Zagrodnik

Title: Vice President                                               Title: Senior Vice President

Date: August 5, 2021                                               Date: August 6, 2021

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EXHIBIT B

to the Custody Agreement

Separate Series of Mutual Fund and Variable Insurance Trust

Name of Series

Rational Equity Armor Fund
Rational Dynamic Brands Fund
Rational Insider Buying VA Fund
Rational Special Situations Income Fund
Rational Strategic Allocation Fund
Rational Tactical Return Fund
Rational/Pier 88 Convertible Securities Fund
Rational/ReSolve Adaptive Asset Allocation Fund
Rational Inflation Growth Fund

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